UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2013

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2484 Briarcliff Rd NE, #22, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 28, 2013, Vystar Corporation (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing that the Company completed the acquisition of Kiron Clinical Sleep Lab, LLC (“Kiron”).  Pursuant to the terms of the LLC Ownership Interest Purchase Agreement (the “Agreement”), the Company became the sole member of Kiron.

Item 9.01(a) and (b) of the Current Report on Form 8-K dated June 28, 2013 did not include the historical financial statements of Kiron or the unaudited pro forma combined financial information of the Company (collectively, the “Financial Information”), and instead contained an undertaking subsequently to file the Financial Information. This amendment is being filed for the purpose of satisfying the Company's undertaking to file the Financial Information required by Item 9.01(a) and (b) of Form 8-K, and this amendment should be read in conjunction with the initial report on Form 8-K.

Subsequent Events

Pursuant to the Agreement, the Company:

(a) Delivered $90,000 cash to Seller;

(b) Issued to Seller 727,434 shares of Vystar common stock, valued at $50,000 or $0.0688 per share; and

(c)  Two percent (2%) of the gross receipts received by Kiron for a period of five (5) years.

In addition, the Company agreed to pay an additional $60,000 (the “Adjustment Amount”), $10,000 in cash and $50,000 in shares of Vystar common stock, in the event the audited financial results of Kiron for the year-end 2011, 2012, and the first six (6) months of 2013 are within two percent (2%) variability of the Statement of Revenues and Expenses provided by the Seller at closing for the periods referenced above.  In the event the audited financial results are within three percent (3%) variability, fifty percent (50%) of the Adjustment Amount shall be paid to the Seller.  As this calculation is subject to audit, management’s current estimate is subject to change. The current estimate of the fair value of the contingent consideration is $0.

The completed audit of Kiron’s 2011 and 2012 financial statements showed financial results that exceeded the three percent (3%) variability allowed under the Agreement and thus the $60,000 Adjustment Amount was forfeited.

At closing, the Company and Seller also entered into an agreement (“Contract”) pursuant to which the Seller through his medical practice, Durham Neurology, PLLC, a wholly owned professional limited liability company would provide ongoing clinical and medical services to the Company and Kiron as Medical Director.  The Seller subsequently dissolved Durham Neurology, PLLC leaving Kiron without a Medical Director.  On March 10, 2014, Vystar and Kiron filed Civil Suit 74A-07997-1 IN THE SUPERIOR COURT OF GWINNETT COUNTY, STATE OF GEORGIA against Michael Soo, MD and Durham Neurology, PLLC for multiple breaches of the Agreement and Contract.  Potential settlement discussions are currently taking place but there is no evidence that they will be successful.  As such, the two percent (2%) of gross receipts for five (5) years that was included in the original consideration has also been forfeited.  The Purchase Consideration was therefore adjusted to $140,000 and all initial Goodwill associated with the purchase was written-off.

On December 24, 2013, Vystar entered into an Independent Contractor Agreement with Jamila Randolph Battle, MD, a North Carolina physician and sleep specialist, to assume the role of Medical Director for Kiron on January 1, 2014.  Dr. Battle received her undergraduate degree from Duke University and her medical degree from the University of North Carolina at Chapel Hill School of Medicine. She completed her family medicine residency at the University of Michigan, Ann Arbor. Upon completion of her training she returned to North Carolina where she practiced family medicine and served as a consulting associate at Duke Family Medicine. In 2010 she began formal training and education with The School of Sleep Medicine in Palo Alto, California and the Mayo Clinic in Rochester, MN.  In 2012, she became Board Certified in Sleep Medicine.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated balance sheets of Kiron as of December 31, 2012 and 2011 and the related consolidated statements of operations, changes in member’s equity (deficit) and cash flows for each of the two years ended December 31, 2012 and 2011, the Notes to the Consolidated Financial Statements and the Report of Independent Auditors are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited interim consolidated balance sheets of Kiron as of June 30, 2013 and 2012 and the related consolidated statements of operations for the three and six month periods ended June 30, 2013 and 2012 and the consolidated statements of cash flows for the six month period ended June 30, 2013 and 2012 and the notes to the consolidated financial statements.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of the Company as of June 30, 2013 and for the year ended December 31, 2012, and for the six month period ended June 30, 2013 giving effect to the acquisition of Kiron, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

(d) Exhibits

99.1

Audited consolidated balance sheets of Kiron as of December 31, 2012 and 2011 and the related consolidated statements of operations, changes in member’s equity (deficit) and cash flows for each of the two years ended December 31, 2012 and 2011, the Notes to the Consolidated Financial Statements and the Report of Independent Auditors.

The unaudited interim consolidated balance sheets of Kiron as of June 30, 2013 and 2012 and the related consolidated statements of operations for the three and six month periods ended June 30, 2013 and 2012 and the consolidated statements of cash flows for the six month period ended June 30, 2013 and 2012 and the notes to the consolidated financial statements.

99.2

Unaudited pro forma condensed combined financial statements of the Company as of and for the six month period ended June 30, 2013, giving effect to the acquisition of Kiron and unaudited condensed combined statement of operations for the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION
April 8, 2014

	By:	/s/ W. Dean Waters
W. Dean Waters
Chief Financial Officer

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